As filed with the Securities and Exchange Commission on May 3, 2013
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORIENT-EXPRESS HOTELS LTD.
(Exact Name of registrant as Specified in Its Charter)

Bermuda		98-0223493
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
22 Victoria Street Hamilton HM 12, Bermuda (441) 295-2244
(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

Richard M. Levine Orient-Express Hotels Inc. 555 Madison Avenue, 24th Floor New York, New York 10022 (212) 302-5055
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A Common Shares, par value $.01 each
Preferred Share Purchase Rights(2)
Preferred Shares, par value $.01 each
Warrants
Debt Securities

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement, including securities that may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for that issuance or adjustment. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)
The preferred share purchase rights are presently attached to and transferable only with the class A common shares of the registrant. The value, if any, attributable to the preferred share purchase rights will be included in the proposed offering price of any class A common shares that the registrant may offer from time to time pursuant to this registration statement.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 3, 2013

P R O S P E C T U S

Orient-Express Hotels Ltd.

Class A Common Shares	Warrants
Preferred Shares	Debt Securities

We may offer to the public from time to time in one or more series or issuances:

•	class A common shares (with accompanying rights to purchase our series A junior participating preferred shares);

•	preferred shares;

•	warrants to purchase class A common shares (with accompanying rights to purchase our series A junior participating preferred shares), preferred shares and/or debt securities; or

•	debt securities consisting of debentures, notes or other evidences of indebtedness.

Our series A preferred junior participating preferred shares are attached to and transferable only with the class A common shares.

We refer to the class A common shares, preferred shares, warrants and debt securities collectively as “securities” in this prospectus.

Our class A common shares are traded on the New York Stock Exchange under the symbol “OEH”. On May 2, 2013, the reported closing price per class A common share was $9.82.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 16.

Investing in these securities involves certain risks. See “Risk Factors” on page 3 of this prospectus and in Part I—Item 1A. of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to invest in these securities.

None of the Securities and Exchange Commission, any state securities commission or any Bermuda regulatory authority has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2013.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

In this prospectus, “Orient-Express Hotels,” “we,” “us” and “our” refer to Orient-Express Hotels Ltd., a Bermuda company, and, unless otherwise required by the context, its subsidiaries.

SUMMARY

Orient-Express Hotels Ltd.

We are a leading luxury hotel company and sophisticated adventure travel operator with exposure to both mature and emerging national economies. We currently manage 46 properties (all but two of which we own or part own), consisting of 36 highly individual deluxe hotels, one stand-alone restaurant, six tourist trains and three river/canal cruise businesses. These are located in 22 countries worldwide. One hotel was sold in December 2012, but we are continuing to manage it for up to 12 months, and one river cruise ship is currently under construction and is scheduled to commence operations in mid-2013. We acquire or manage only very distinctive properties in areas of outstanding cultural, historic or recreational interest in order to provide luxury lifestyle experiences for the discerning traveler.

Our hotels and restaurants represent the largest segment of our business, contributing 86% of revenue in 2012, 86% of revenue in 2011 and 87% of revenue in 2010. Tourist trains and cruises accounted for 14% of revenue in 2012, 14% of revenue in 2011 and 13% of revenue in 2010. Real estate activities accounted for the remaining revenue in each year. Approximately 90% of our customer revenue in 2012 was from leisure travelers, with approximately 35% originating from North America, 47% from Europe and the remaining 18% from elsewhere in the world.

Many of our individual properties, such as the Hotel Cipriani in Venice, the Copacabana Palace in Rio de Janeiro and the ‘21’ Club restaurant in New York, have distinctive local character and brand identity. We believe that discerning travelers will choose an individually styled property in preference to a chain brand characterized by uniform standards across the portfolio. We promote our individual hotel properties and the Venice Simplon-Orient-Express tourist train through the “Orient-Express” umbrella brand which originated with the legendary luxury European train in the late 19th and early 20th centuries and which is recognizable worldwide and synonymous with sophisticated travel and refined elegance.

We have a global mix of deluxe hotel and travel products that are geographically diverse and appeal to the high-end leisure market, reflecting an important management strategy. Leisure customers produce about 67% of the hotel room nights, while corporate/business travelers account for the rest. Our properties are distinctive as well as luxurious and tend to attract guests prepared to pay higher rates for the travel experiences we offer compared to our competitors.

We maintain our registered office at 22 Victoria Street, Hamilton HM 12, Bermuda, telephone 441-295-2244. Our main service subsidiary—Orient-Express Services Ltd.—in the United Kingdom is located at 1st Floor, Shackleton House, 4 Battle Bridge Lane, London SE1 2HP, England, telephone 011-44-20-3117-1300, and our main United States service subsidiary—Orient-Express Hotels Inc.—has offices at 24th Floor, 555 Madison Avenue, New York, New York 10022, telephone 212-302-5055.

Our website is www.orient-express.com. We are not incorporating the contents of the website into this prospectus.

 About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information ” and “Incorporation of Certain Information by Reference.”

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (Commission File Number 001-16017). You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2012;

(b)	our Quarterly Report on Form 10-Q for the three months ended March 31, 2013;

(c)	our Current Report on Form 8-K dated April 30, 2013;

(d)
the description of the Rights under the Rights Agreement, dated as of June 1, 2000 and amended and restated as of April 12, 2007, as amended on December 10, 2007 and as further amended on May 27, 2010, which appears in our Registration Statement on Form 8-A dated July 28, 2000, as amended on April 23, 2007 and as further amended on June 8, 2009 and May 27, 2010, for the registration of the Rights under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act; and

(e)
the description of our class A common shares which appears in our Registration Statement on Form 8-A dated July 28, 2000, as amended on April 23, 2007 and as further amended on June 8, 2009 and May 27, 2010, for the registration of the class A common shares under Section 12(b) of the Exchange Act.

You may request a copy of these filings at no cost, by writing or telephoning the office of Edwin S. Hetherington, Vice President, General Counsel and Secretary, Orient-Express Hotels Inc., 24th Floor, 555 Madison Avenue, New York, New York 10022 (telephone 212-302-5055).

We are a Bermuda company and a “foreign private issuer” as defined in Rule 3b-4 promulgated by the SEC under the Exchange Act and in SEC Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. As a result, we are eligible to file our annual reports pursuant to Section 13 of the Exchange Act on Form 20-F (in lieu of Form 10-K) and to file our interim reports on Form 6-K (in lieu of forms 10-Q and 8-K). However, we elect to file our annual and interim reports on Forms 10-K, 10-Q and 8-K, including any instructions therein that relate specifically to foreign private issuers. Pursuant to SEC Rule 3a12-3 under the Exchange Act regarding foreign private issuers, our proxy solicitations are not subject to the disclosure and procedural requirements of SEC Regulation 14A under the Exchange Act, and transactions in our equity securities by our officers, directors and significant shareholders are exempt from the reporting and liability provisions of Section 16 of the Exchange Act.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements, including statements regarding, among other things:

•	competitive factors in our businesses,

•	future capital expenditures,

•	future legislation in any country where we have significant assets or operations,

•	strikes or other labor disruptions,

•	currency fluctuations, and

•	trends in our future operating performance.

In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated.  The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges.  For the purposes of calculating the ratios, earnings are the amount resulting from (1) adding (a) earnings/(losses) before income taxes and earnings from unconsolidated companies, net of tax, (b) fixed charges, (c) dividends received from equity method investees, (d) distributed interest from unconsolidated companies and (e) impairments on equity method investments and (2) subtracting interest capitalized.  Fixed charges are the sum of (1) interest expensed and capitalized, (2) amortization of finance costs related to indebtedness, (3) interest on uncertain tax positions and (4) an estimate of interest within rental expense.

	Year Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2013
	($ in thousands)
Ratio of earnings to fixed charges	1.4	1.0	0.7	1.0	1.2	N/A
Deficiency in earnings to cover fixed charges	—	—	$10,596	$682	—	$50,707

DESCRIPTION OF COMMON SHARES

We currently have authorized 240,000,000 class A common shares, and 120,000,000 class B common shares, par value $0.01 each. As of May 2, 2013, there were 103,012,923 class A common shares outstanding. As of May 2, 2013, there were also 18,044,478 class B common shares outstanding, which are owned, and can be voted, by Orient-Express Holdings 1 Ltd., our wholly-owned subsidiary. These shares are accounted for as a reduction to outstanding shares for purposes of computing earnings per share while they are owned by Holdings.

The following description of our common shares is based upon our memorandum of association, our bye-laws and applicable provisions of law.  We have summarized certain portions of the memorandum of association and bye-laws below.  The summary is not complete.  The memorandum of association and bye-laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.  You should read the memorandum of association and bye-laws for the provisions that are important to you.

Dividend Rights

Holders of our class A and class B common shares receive such dividends as our board of directors declares out of amounts available under Bermuda law for that purpose. The board of directors may not declare a cash dividend on the class A or class B common shares without at the same time declaring an equal cash dividend on the other class of common shares.

For distributions other than cash dividends, the class A and class B common shares rank equally and have the same rights, except that:

•	we can distribute class A common shares, or rights, options or warrants to subscribe for class A common shares, only to the holders of class A common shares,

•	we can distribute class B common shares, or rights, options or warrants to subscribe for class B common shares, only to the holders of class B common shares, and

•
the ratio of the number of class A common shares outstanding to the number of class B common shares outstanding, each on a fully diluted basis, must be the same immediately after such a distribution as immediately before it, except as may be provided in a shareholder rights plan adopted by our board of directors, such as the plan embodied in the shareholder rights agreement described below which permits holders of both class A and class B common shares to purchase series A junior participating preferred shares.

No Bermuda law, decree or regulation restricts the export or import of capital, affects payment of dividends or other distributions by us to non-resident shareholders, or subjects United States holders of class A or class B common shares to Bermuda taxes. Payment of dividends depends upon our results of operations, financial position, capital requirements and other relevant factors.

We are not party to any indentures or agreements restricting the payment of dividends to our shareholders.

Voting Rights

Except as otherwise provided by Bermuda law, the holders of class A and class B common shares have exclusive voting rights at any general meeting of shareholders, subject to the voting rights of the holders of any preferred shares which we may issue in the future.

In general, holders of class A common shares and holders of class B common shares vote together as a single class with holders of class A common shares having one-tenth of one vote per share and holders of class B common shares having one vote per share. However,

•	Any action varying the rights of either class would require the separate approval of that class as well as the approval of both classes voting together.

•
Any “Business Combination,” as defined in the bye-laws, involving us and an “interested person” must be approved by the holders of not less than 90% of the outstanding class A and class B common shares voting together as a single class, each with one vote, unless the Business Combination meets certain procedural and fair price requirements. An interested person is defined generally as a person, other than Orient-Express Hotels and our subsidiaries, which is the beneficial owner of shares or rights over shares carrying 15% or more of the votes which may be cast at any general meeting of shareholders.

•
The shareholders may remove directors from office, with or without cause, at a special general meeting only by a resolution adopted by the holders of not less than 90% of the outstanding class A and class B common shares voting together as a single class, each with one vote. A director may also be removed for cause by resolution of the directors, or can be defeated for re-election at an annual general meeting.

•
If at any time a person becomes an interested person as defined above, that person, with certain exceptions, will not be able to cast more than 15% of the votes which may be cast at any general meeting of shareholders for a period of five years from the date that such person first became an interested person.

There is no provision for cumulative voting for the election of our directors, under which, for example, a shareholder with ten votes participating in an election for three directors could cast 30 votes for one nominee rather than ten votes for each of three nominees. In the absence of cumulative voting, all of the directors can be elected by those shareholders which together can cast a majority of the votes represented by all outstanding class A common shares each with one-tenth of a vote and all outstanding class B common shares each with one vote. As long as the number of outstanding class B common shares exceeds one-tenth the number of outstanding class A common shares, the holders of class B common shares can control the outcome of most matters submitted to a vote of our shareholders.

In general, under The Companies Act 1981 of Bermuda and our bye-laws, approval of any matter proposed at any general meeting requires the affirmative vote of a simple majority of the total votes cast on that matter by the holders of class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, present in person or represented by proxy. Matters requiring such simple majority approval include proposals for the sale of all or substantially all of our assets, and amendments to our memorandum of association or bye-laws. A few matters would require more than majority approval under The Companies Act 1981, such as loans to directors, which would require the affirmative vote of at least 90% of the total votes of all outstanding class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, or a change of our independent auditors, which would require the affirmative vote of at least two-thirds of the total votes cast of class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote, or a proposal for the amalgamation or merger of Orient-Express Hotels with another corporation, which would require the affirmative vote of at least 75% of the total votes cast of class A common shares, each with one-tenth of a vote, and class B common shares, each with one vote.

The normal quorum for general meetings is the presence, in person or by proxy, of the holders of class A and class B common shares carrying a majority of the votes which may be cast at the meeting. However, at any special general meeting called for the purpose of electing directors or increasing or reducing the number of directors, the holders of not less than 90% in number of the outstanding class A and class B common shares must be present in person or by proxy to constitute a quorum.

There are no limitations imposed by Bermuda law or by our memorandum of association and bye-laws on the rights of persons who are not citizens or residents of Bermuda to hold or vote class A or class B common shares.

Capital Share Structure—Voting

Our wholly-owned subsidiary, Orient-Express Holdings 1 Ltd. (“Holdings”), currently holds all 18,044,478 outstanding class B common shares representing about 64% of the combined voting power of class A and B common shares for most matters submitted to a vote of shareholders, and our directors and officers hold class A common shares representing an additional 0.3% of combined voting power. In general, holders of class A common shares and holders of class B common shares vote together as a single class, with holders of class A common shares having one-tenth of one vote per share and holders of class B common shares having one vote per share. Therefore, as long as the number of outstanding class B shares exceeds one-tenth the number of outstanding class A common shares, Holdings can control the outcome of most matters submitted to a vote of the shareholders.

Under Bermuda law, our common shares owned by Holdings are outstanding and may be voted by Holdings. The manner in which Holdings votes its shares is determined by the four directors of Holdings, two of whom, John D. Campbell and Prudence M. Leith, are also our directors, consistently with the exercise by those directors of their fiduciary duties to Holdings. Those directors, should they choose to act together, will be able to control substantially all matters affecting us, and to block a number of matters relating to any potential change of control of our company.

Certain institutional shareholders representing two hedge funds challenged our corporate governance structure as it relates to the ownership and voting of class B common shares, including by proposing shareholder resolutions to amend our bye-laws to treat the class B shares as “treasury shares” with no voting rights and to cancel the class B shares. Those resolutions were rejected at the October 10, 2008 special general meeting of shareholders of our company by a majority of the votes of the outstanding class A and class B common shares, voting together as a single class. Following the defeat of the resolutions at the special general meeting, these shareholders filed a petition in the Supreme Court of Bermuda on January 12, 2009 against our company, Holdings and certain of our directors seeking similar and related relief, including a declaration that our company holding or voting class B shares, directly or indirectly, was unlawful and an order restraining Holdings from exercising its voting rights attached to the class B shares. After a trial on preliminary issues relating to the legality of the holding of class B shares in our company by Holdings, the Court ruled on June 1, 2010 that it is lawful for Holdings to hold and exercise voting rights in respect of class B shares in our company held by Holdings and struck out the petition in its entirety. The Court also awarded the respondents their defense costs incurred in the proceedings. The foregoing description of the Court’s judgment does not purport to be complete and is qualified in its entirety by reference to the judgment, which we filed as Exhibit 99.1 to our Current Report on Form 8-K dated June 1, 2010 and is incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012.

 The corporate governance structure of our company, with dual class A and B common shares and ownership and voting of class B shares by Holdings, has been analyzed by legal counsel, and our board of directors and management believe that the structure is valid under Bermuda law. The judgment of the Bermuda Supreme Court on June 1, 2010 confirms this belief. The structure enables us to oppose any proposals that are contrary to our company’s best interests and the best interests of our shareholders, including coercive or unfair offers to acquire our company, and thus preserve the value of our company for all shareholders. This structure has been in place since our initial public offering in 2000 and has been fully described in our public filings and clearly disclosed to investors considering buying our class A common shares.

However, new litigation against us involving our governance structure or other future challenges may occur, the outcome of which may be uncertain. Furthermore, new litigation or future challenges may cause us to incur additional costs, such as legal expenses, to defend our corporate governance structure and these costs may be substantial in amount.

Preferred Share Purchase Rights

We have in place a shareholder rights agreement providing for rights to purchase our series A junior participating preferred shares. The rights are not currently exercisable and they are attached to and trade together with the class A and class B common shares on a one-to-one basis. A right will be attached to each class A common share sold in an offering.

The rights will not be exercisable or transferable apart from the class A and class B common shares, until the earlier to occur of:

(i)
ten days following a public announcement that a person or group of affiliated or associated persons  (an “acquiring person”) has acquired beneficial ownership of 15% or more of the outstanding class A common shares or 15% or more of the outstanding class B common shares, or

(ii)
ten days (or such later date as may be determined by our board of directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 30% or more of the outstanding class A common shares or 30% or more of the outstanding class B common shares, the earlier of such dates being called the “distribution date.” No person will be deemed to be an acquiring person if its percentage ownership in our company increases solely as a result of a share repurchase program by our company or a subsidiary of our company. The term acquiring person does not include our company or a subsidiary of our company, or any employee benefit plan of our company or any subsidiary of our company or any entity holding shares for such plan.

At that time, the rights then attached to all outstanding class A and class B common shares will become separate securities, and each right will entitle its holder to purchase one one-hundredth of our series A junior participating preferred share at an exercise price of $70 per one one-hundredth of a share. The exercise price will be adjusted in the future to reflect share splits and other changes to the class A and class B common shares.

However,

•
From and after the date on which any person becomes an acquiring person, each holder of a right other than the acquiring person may exercise the right and receive, at the then-current exercise price of the right, that number of class A common shares, in the case of a right which previously was attached to a class A common share, or that number of class B common shares, in the case of a right which previously was attached to a class B common share, or other securities, cash or property, then having a market value of twice the exercise price;

•
If, after the shareholder rights agreement takes effect, we are acquired by consolidation, merger or amalgamation, or we sell or otherwise transfer 50% or more of our consolidated assets or earning power, each holder of a right, other than an acquiring person, may exercise the right and receive, at the then-current exercise price of the right, an amount of the common equity of the acquiring company or its public company parent which at the time of such transaction would have a market value of twice the exercise price of the right; and

•
At any time after any person becomes an acquiring person and before a person or group (other than Orient-Express Hotels or certain of our affiliates) acquires beneficial ownership of 50% or more of the total voting rights which may be cast at any general meeting of shareholders, our board of directors may exchange all or some of the rights other than rights beneficially owned by an acquiring person, which rights will thereafter be void, at an exchange ratio of:

(A)	one class A common share per right in the case of rights which, prior to the date they became separate securities, were evidenced by certificates for class A common shares, and

(B)	one class B common share per right in the case of rights which, prior to the date they became separate securities, were evidenced by certificates for class B common shares,

subject to adjustment in certain events.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder including, without limitation, the right to vote or to receive dividends. The rights will expire on June 1, 2020. However, our board of directors may redeem all but only all of the rights sooner at a price of $0.05 per right at any time before the close of business on the tenth day after the date on which a person becomes an acquiring person.

The purpose of the rights is to diminish the attractiveness of our company to persons who might otherwise have an interest in acquiring control of our company on unfair or coercive terms and to impede such persons from attempting to gain control of our company on such terms through a tender or exchange offer, by a proxy contest or by other means.

Computershare Trust Company, N.A. serves as the rights agent under the shareholder rights agreement.

Liquidation Rights

In a liquidation, dissolution or winding-up, holders of class A and class B common shares as a single class would participate equally per share in the assets remaining available for distribution to shareholders, after payment of our liabilities and the liquidation preferences on our preferred shares.

Conversion Rights

The class A common shares are not convertible into any other security. Each class B common share is convertible at any time without any additional payment into one class A common share.

Miscellaneous

Neither class A nor class B common shares have the benefit of sinking fund provisions or are redeemable or carry any preemptive or other rights to subscribe for additional shares, except that holders of class B common shares may convert their shares into class A common shares as described above. The holders of class A and class B common shares are not liable for any further calls or assessments.

In 2007, our shareholders approved amendments to our bye-laws that permit certain notices and other documents to be given through our website, www.orient-express.com, and notices of our general meetings to be given by posting them on the website or by e-mail.

The transfer agent and registrar for the class A common shares is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED SHARES

We currently have authorized 30,000,000 preferred shares, par value $0.01 each, none of which are issued or outstanding. We have reserved 500,000 of the authorized preferred shares for issuance as series A junior participating preferred shares upon exercise of preferred share purchase rights held by class A and B common shareholders in connection with our shareholder rights agreement.

Under Bermuda law and our bye-laws, our board of directors is authorized, without shareholder approval, to issue preferred shares from time to time in one or more series. Subject to limitations prescribed by Bermuda law and our bye-laws, the board of directors can determine the number of shares constituting each series of preferred shares and the rights of the preferred rights with regard to dividends, voting, redemption and other matters. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

If we offer a specific series of preferred shares under this prospectus, we will describe the terms of the preferred shares in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred shares with the SEC. To the extent required, this description will include:

•	the title stated value;

•	the number of shares offered, the liquidation preference per share, and the purchase price;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	any listing of the preferred shares on any securities exchange or market;

•	whether the preferred shares will be convertible into common shares and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	voting rights, if any, of the preferred shares;

•	any redemption features;

•	any pre-emptive rights;

•	a discussion of any material and/or special U.S. federal income tax consideration applicable to the preferred shares;

•	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of Orient-Express Hotels; and

•
any material limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution, or winding up of Orient-Express Hotels.

The preferred shares that may be offered by this prospectus and any applicable prospectus supplement will, when issued, be fully paid and nonassessable.

Our board of directors could create and issue a series of preferred shares with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of preferred shares as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common shares.  One of the effects of authorized but unissued and unreserved shares may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise.  The issuance of these shares may defer or prevent a change in control of our company without any further shareholder action.

Until a right to purchase our series A junior participating preferred shares becomes effective, the holder thereof, as such, will have no rights as a shareholder including, without limitation, the right to vote or to receive dividends. The rights to purchase our series A junior participating preferred shares will expire on June 1, 2020. However, our board of directors may redeem all but only all of the rights at a price of $0.05 per right at any time before the close of business on the tenth day after the date on which a person becomes an acquiring person, as defined in our shareholder rights agreement. See “Description of Common Shares—Preferred Share Purchase Rights.”

The transfer agent and registrar for any series or class of preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between Orient-Express Hotels and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for class A common shares or preferred shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Orient-Express Hotels.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase class A common shares, preferred shares, and/or debt securities in one or more series. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.  The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information of any warrants in respect of which this prospectus is being delivered:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for class A common shares and the number of class A common shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	any provisions for change to or adjustments in the exercise price of the securities purchasable upon exercise of the warrants;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the class A common shares, preferred shares, and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

FORMS OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.  Certificated securities in definitive form and global securities will be issued in registered form.  Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.  Global securities name a depositary or its nominee as the owner of the debt securities and warrants represented by these global securities.  The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities.  We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee.  In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.  Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities.  We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants.  Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants.  Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.  Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.  The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form.  These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement.  Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement.  Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement.  We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security.  None of Orient-Express Hotels, the trustees, the warrant agents or any other agent of Orient-Express Hotels, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary.  We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary.  Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs.  It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below, including any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents, and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

We may authorize underwriters, dealers, or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholder purchase rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder purchase rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder purchase rights, the shareholder purchase rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder purchase rights will set forth the relevant terms of the shareholder purchase rights, including:

•	whether class A common shares for those securities will be offered under the shareholder purchase rights;

•	the number of those securities or warrants that will be offered under the shareholder purchase rights;

•	the period during which and the price at which the shareholder purchase rights will be exercisable;

•	the number of shareholder purchase rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the shareholder purchase rights; and

•	any other material terms of the shareholder purchase rights.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Certain persons participating in this offering may engage in overallotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

The validity of our securities offered by this prospectus and any accompanying prospectus supplement and certain other matters of Bermuda law will be passed upon for us by Appleby, Hamilton, Bermuda. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Orient-Express Hotels Ltd.’s Annual Report on Form 10-K, and the effectiveness of Orient-Express Hotels Ltd.’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph related to the restatement of the accompanying 2011 and 2010 statements of consolidated cash flows, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered hereby.

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses (including Blue Sky fees)		**
Accounting fees and expenses		**
Printing fees		**
Miscellaneous		**
Total	$	**
____________
*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Not presently known.

All of such expenses will be paid by the registrant.

Item 15. Indemnification of Directors and Officers.

Bye-Laws 122-125 of the registrant provide as follows (references therein to the Company are references to the registrant, and references to the Companies Act mean Bermuda’s Companies Act 1981 and such other statutory corporate enactments in Bermuda as are from time to time in force concerning companies insofar as the same applies to the registrant):

“122. Subject to the proviso below, every Director, officer of the Company and member of a committee constituted under Bye-Law 88 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts. Nothing in this Bye-law or Bye-Laws 123, 124 and 125 below shall operate in favour of any person acting in the capacity of auditor to the Company.

123. Every Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

124. To the extent that any Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

125. Expenses incurred in defending any civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-Laws 122 and 123 or otherwise.”

The registrant has entered into indemnification agreements with its directors and certain of its officers. These agreements provide that the registrant will indemnify its directors and officers against losses, including liabilities, costs and expenses, amounts of judgments and fines, that they may incur by reason of their election or service as a director, officer or employee of the registrant or any related entity, except in certain circumstances, including any losses in connection with which the director or officer is not entitled to indemnification as a matter of law or public policy.

The registrant also maintains directors’ and officers’ liability and corporate reimbursement insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides certain aggregate maximum coverage (which may be adjusted from time to time) to directors and officers of the registrant and its subsidiaries, against claims made during the policy period.

Item 16. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement*

4.1	Schedule 1 to the Bye-Laws of the registrant(1)

4.2	Rights Agreement dated as of June 1, 2000, and amended and restated as of April 12, 2007, between the registrant and Computershare Trust Company, N.A., as Rights Agent(2)

4.3	Amendment No. 1 dated December 10, 2007 to the amended and restated Rights Agreement (Exhibit 4.2 above)(3)

4.4	Amendment No. 2 dated May 27, 2010 to the amended and restated Rights Agreement (Exhibit 4.2 above)(4)

4.5	Form of Senior Debt Indenture between Orient-Express Hotels Ltd. and a trustee to be named(5)

4.6	Form of Subordinated Debt Indenture between Orient-Express Hotels Ltd. and a trustee to be named

4.7	Form of Senior Note*

4.8	Form of Subordinated Note*

4.9	Form of Certificate of Designations for Preferred Shares*

4.10	Form of Warrant Agreement*

5.1	Opinion of Appleby

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges(6)

23.1	Consent of Deloitte LLP

23.2	Consent of Appleby (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Indenture**

25.2	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Indenture**

________________
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)	Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K bearing cover date June 15, 2007.

(2)	Incorporated by reference to Exhibit 1 of Amendment No.1 to the registrant’s Registration Statement on Form 8-A, filed with the U.S. Securities and Exchange Commission on April 23, 2007.

(3)	Incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K bearing cover date December 10, 2007.

(4)	Incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K bearing cover date May 27, 2010.

(5)	Incorporated by reference to Exhibit 4.5 to the registrant’s Registration Statement on Form S-3, filed with the U.S. Securities and Exchange Commission on February 26, 2010.

(6)	Incorporated by reference to Exhibit 12 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 3rd day of May, 2013.

ORIENT-EXPRESS HOTELS LTD.

By:	/s/ Martin O’Grady
Martin O’Grady
Vice President—Finance and Chief Financial Officer

Each person whose signature appears below hereby constitutes John M. Scott, III, J. Robert Lovejoy, Martin O’Grady, Richard M. Levine and Edwin S. Hetherington, and each of them singly, his or her true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement (including post-effective amendments) and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, to any and all amendments to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 3, 2013 in the capacities indicated:

Signature	Title

/s/ Harsha V. Agadi	Director
Harsha V. Agadi

/s/ John D. Campbell	Director
John D. Campbell

/s/ Mitchell C. Hochberg	Director
Mitchell C. Hochberg

/s/ Ruth Kennedy	Director
Ruth Kennedy

/s/ Prudence M. Leith	Director
Prudence M. Leith

/s/ J. Robert Lovejoy	Chairman and Director
J. Robert Lovejoy

/s/ Philip R. Mengel	Director
Philip R. Mengel

/s/ Georg R. Rafael	Vice Chairman and Director
Georg R. Rafael

/s/ John M. Scott III	President, Chief Executive Officer and Director
John M. Scott III	(Principal Executive Officer)

/s/ Martin O’Grady	Vice President—Finance and Chief Financial Officer
Martin O’Grady	(Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Orient-Express Hotels Ltd., has signed this Registration Statement on Form S-3 in New York, New York on May 3, 2013.

NATIONAL CORPORATE RESEARCH, LTD.

By:	/s/ Pushkala Sivaramakrishnan
Pushkala Sivaramakrishnan
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement*

4.1	Schedule 1 to the Bye-Laws of the registrant(1)

4.2	Rights Agreement dated as of June 1, 2000, and amended and restated as of April 12, 2007, between the registrant and Computershare Trust Company, N.A., as Rights Agent(2)

4.3	Amendment No. 1 dated December 10, 2007 to the amended and restated Rights Agreement (Exhibit 4.2 above)(3)

4.4	Amendment No. 2 dated May 27, 2010 to the amended and restated Rights Agreement (Exhibit 4.2 above)(4)

4.5	Form of Senior Debt Indenture between Orient-Express Hotels Ltd. and a trustee to be named(5)

4.6	Form of Subordinated Debt Indenture between Orient-Express Hotels Ltd. and a trustee to be named

4.7	Form of Senior Note*

4.8	Form of Subordinated Note*

4.9	Form of Certificate of Designations for Preferred Shares*

4.10	Form of Warrant Agreement*

5.1	Opinion of Appleby

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges(6)

23.1	Consent of Deloitte LLP

23.2	Consent of Appleby (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Indenture**

25.2	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Indenture**
_______________
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)	Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K bearing cover date June 15, 2007.

(2)	Incorporated by reference to Exhibit 1 of Amendment No.1 to the registrant’s Registration Statement on Form 8-A, filed with the U.S. Securities and Exchange Commission on April 23, 2007.

(3)	Incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K bearing cover date December 10, 2007.

(4)	Incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K bearing cover date May 27, 2010.

(5)	Incorporated by reference to Exhibit 4.5 to the registrant’s Registration Statement on Form S-3, filed with the U.S. Securities and Exchange Commission on February 26, 2010.

(6)	Incorporated by reference to Exhibit 12 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013.